Exhibit 10.1

INCREMENTAL AGREEMENT AND AMENDMENT NO. 1
INCREMENTAL AGREEMENT AND AMENDMENT NO. 1 dated as of March 10, 2020 (this “Incremental Agreement”), by and among CAPITOL INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CAPITOL INVESTMENT MERGER SUB 2, LLC, a Delaware limited liability company (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”) under the Credit Agreement (as defined below), each Letter of Credit Issuer, the Swingline Lender, MUFG UNION BANK, N.A., as “Increasing Lender” (the “Increasing Lender”) and the Lenders party hereto.
WHEREAS, reference is hereby made to the Credit Agreement dated as of July 31, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), among Holdings, the Borrower, the Administrative Agent, Fifth Third Bank as the Additional Collateral Agent, the other agents, arrangers and bookrunners party thereto and each Lender from time to time party thereto;
WHEREAS, pursuant to Section 2.6 of the Credit Agreement, the Borrower may obtain a “Revolving Credit Commitment Increase” by, among other things, entering into an “Incremental Agreement” in accordance with the terms and conditions of the Credit Agreement;
WHEREAS, the Borrower has notified the Administrative Agent that it is requesting a “Revolving Credit Commitment Increase” in the amount of $35,000,000 (the “Revolving Credit Commitment Increase”) pursuant to Section 2.6(a) of the Credit Agreement;
WHEREAS, the Increasing Lender party to this Incremental Agreement as a lender with respect to the Revolving Credit Commitment Increase set forth on Schedule 1.1 hereto has indicated its willingness to provide such Revolving Credit Commitment Increase on the terms and subject to the conditions herein;
WHEREAS, in accordance with Section 12.1(a), the Borrower and the Required Lenders have agreed that four Appraisals per twelve (12) month period may be conducted at the Borrower’s expense; and
WHEREAS, the Required Lenders have agreed to amend Section 8.4 of the Credit Agreement and the parties hereto have indicated their willingness to amend certain other terms of the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Incremental Agreement becomes effective, refer to the Credit Agreement as amended hereby. This Incremental Agreement is a “Loan Document” and an “Incremental Agreement,” each as defined under the Credit Agreement.
Section 2.Revolving Credit Commitment Increase.
(a)    The Borrower and the Increasing Lender hereby agree that, subject to the satisfaction of the conditions in Section 6 hereof, on the Commitment Effective Date (as defined below), the Revolving Credit Commitment Increase of the Increasing Lender shall become effective and the Commitments shall be deemed increased by the amount of the Revolving Credit Commitment Increase of the Increasing Lender. Pursuant to Section 2.6 of the Credit Agreement, the Revolving Credit Commitment Increase shall be a Commitment for all purposes under the Credit Agreement and each of the other Loan Documents and shall have terms identical to the Commitments outstanding under the Credit Agreement immediately prior to the date hereof.
(b)    The Increasing Lender acknowledges and agrees that upon the Commitment Effective Date, the Increasing Lender shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(c)    Upon the Commitment Effective Date, Schedule 1.1 of the Credit Agreement will be amended and restated in its entirety by Schedule 1.1 hereto.
Section 3.Reallocation. The reallocation of the Lenders’ Revolving Loans contemplated by Section 2.6(f)(ii) of the Credit Agreement with respect to any Revolving Credit Commitment Increase shall occur with respect to the Revolving Credit Commitment Increase contemplated hereby on the Commitment Effective Date, and the Increasing Lender shall make such Revolving Loans on the Commitment Effective Date as may be required to effectuate such reallocation. Furthermore, on the Commitment Effective Date, all participations in Letters of Credit and Swingline Loans shall be reallocated as contemplated by Section 2.6(f)(ii) of the Credit Agreement pro rata among the Lenders after giving effect to the Revolving Credit Commitment Increase contemplated hereby. Each Lender party hereto hereby agrees to waive reimbursement of any costs incurred by such Lender in connection with such reallocation pursuant to Section 5.4 of the Credit Agreement.
Section 4.Amendments. The Borrower and the Required Lenders hereby agree that the third sentence of Section 8.4(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:
“Absent the continuance of a Specified Event of Default, during each period of twelve (12) consecutive calendar months commencing on or after the Agreement Date, the Agent and the Co-Collateral Agents may, collectively, at the Borrower’s expense, conduct (i) Appraisals of the Inventory not more than four (4) times during any such period and (ii) Appraisals of the Equipment not more than four (4) times during any such period.”
Section 5.Representations Correct. By its execution of this Incremental Agreement, the Borrower hereby certifies that:
(a)    The execution, delivery and performance of this Incremental Agreement has been duly authorized by all necessary corporate or other organizational action of, and has been duly executed and delivered by, each Obligor that is a party hereto and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and implied covenants of good faith and fair dealing; and
(b)    the execution, delivery and performance of this Incremental Agreement by each Obligor that is a party hereto and the other documents executed by such Persons in connection herewith (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as (i) have been obtained or made and are in full force and effect, or (ii) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to such Obligor or the Charter Documents of such Obligor, except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any Material Indebtedness and (d) will not result in the imposition of any Lien on any asset of any Obligor (other than Permitted Liens).
Section 6.Effectiveness of this Incremental Agreement. This Incremental Agreement shall become effective as of the date on which the following conditions have been satisfied (the “Commitment Effective Date”, which for the avoidance of doubt occurred on March 10, 2020):
(a)    The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) Holdings, (iii) the Increasing Lender, (iv) the Issuing Lenders, (v) the Swingline Lender, (vi) the Required Lenders and (vii) the Administrative Agent, either (x) counterparts of this Incremental Agreement signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Incremental Agreement.
(b)    Immediately before and immediately after giving effect to the Incremental Revolving Credit Commitment Increase on such date, (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the representations and warranties (x) of each Obligor set forth in the Loan Documents and (y) in Section 5 of this Incremental Agreement shall be true and correct in all material respects as of such date (it being understood that, to the extent that any such representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality,” Material Adverse Effect or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)).
(c)    The Administrative Agent shall have received a certificate of an appropriate officer of the Borrower certifying that the conditions set forth in Section 6(b) of this Incremental Agreement and the conditions to the Revolving Credit Commitment Increase set forth in Section 2.6(e) of the Credit Agreement, in each case, are satisfied as of the Commitment Effective Date.
(d)    The Administrative Agent shall have received a duly executed certificate of an appropriate officer of each Obligor party to the Credit Agreement, certifying (i)that the copies of such Obligor’s Charter Documents (x) as previously certified and delivered to the Administrative Agent, remain in full force and effect as of the Commitment Effective Date without modification or amendment since such previous delivery or (y) as attached to such officer’s certificate are true, correct and complete and in full force and effect as of the Commitment Effective Date and, with respect to any applicable Charter Document, certified as of a recent date by an appropriate Governmental Authority of the jurisdiction of such Obligor’s organization or formation, (ii) that the copies of such Obligor’s resolutions approving and adopting the Loan Documents to which it is party, the transactions contemplated herein, and authorizing the execution and delivery thereof, as attached to such officer’s certificate, are true, correct and complete copies and in full force and effect as of the Commitment Effective Date, (iii) as to incumbency certificates identifying the officers of such Obligor that are authorized to execute the Incremental Agreement and who will execute the Incremental Agreement and (iv) certificates of good standing or the equivalent (if any) for each Obligor party to the Credit Agreement from such Obligor’s jurisdiction of organization or formation, in each case certified as of a recent date by the appropriate Governmental Authority .
(e)    The Administrative Agent shall have received on or prior to such date, in immediately available funds, payment or reimbursement (or the Borrower shall have made arrangements reasonably satisfactory to the Administrative Agent for such payment or reimbursement) of all reasonable and documented or invoiced out-of-pocket costs and expenses then due and payable to it under Section 14.7 of the Credit Agreement in connection with this Incremental Agreement, including all reasonable and invoiced fees and expenses of Cahill Gordon & Reindel LLP, as counsel to the Administrative Agent, in each case, to the extent invoiced at least (3) Business Days prior to the Commitment Effective Date (or such later date as the Borrower may agree).
(f)    If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Increasing Lender has provided its electronic delivery requirements, the Increasing Lender requesting a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) shall have received prior to the Commitment Effective Date, the Beneficial Ownership in relation to the Borrower.
(g)    The Borrower shall have paid (or shall have made arrangements reasonably satisfactory to the Increasing Lender for such payment) to the Increasing Lender an upfront fee equal to 0.25% of the aggregate principal amount of the Revolving Credit Commitment Increase.
Section 7.Acknowledgments. The Borrower and each other Obligor party to the Credit Agreement hereby expressly acknowledges the terms of this Incremental Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Incremental Agreement and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the Obligations that may arise pursuant to the Revolving Credit Commitment Increase) under the Security Documents and (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations that may arise pursuant to the Revolving Credit Commitment Increase) pursuant to the Security Documents.
Section 8.Amendment, Modification and Waiver. This Incremental Agreement may not be amended, modified or waived except pursuant to Section 12.1 of the Credit Agreement.
Section 9.Liens Unimpaired. After giving effect to this Incremental Agreement, neither the modification of the Credit Agreement effected pursuant to this Incremental Agreement nor the execution, delivery, performance or effectiveness of this Incremental Agreement:
(a)    impairs the validity, effectiveness or priority of the Liens granted pursuant to any Security Document, and such Liens continue unimpaired with the same priority (subject to Permitted Liens) to secure repayment of all Obligations, whether heretofore or hereafter incurred; or
(b)    requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
Section 10.Entire Agreement. This Incremental Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Incremental Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor (except as expressly contemplated hereby) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Incremental Agreement is a Loan Document.
Section 11.GOVERNING LAW. THIS INCREMENTAL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 14.3(b), 14.3(c) AND 14.4 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS INCREMENTAL AGREEMENT AND SHALL APPLY HERETO.
Section 12.Severability. If any provision of this Incremental Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Incremental Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 13.Counterparts. This Incremental Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Incremental Agreement shall be effective as delivery of an original executed counterpart of this Incremental Agreement.
Section 14.Headings. The headings of this Incremental Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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A.
IN WITNESS WHEREOF, the parties hereto have caused this Incremental Agreement to be duly executed and delivered by their respective authorized signatories as of the day and year first above written.

CAPITOL INTERMEDIATE HOLDINGS, LLC, as Holdings

By:	Name: Bruce Heinemann Title: Chief Financial Officer
CAPITOL INVESTMENT MERGER SUB 2, LLC, as Borrower

By:	Name: Bruce Heinemann Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Lender, a Swingline Lender and a Letter of Credit Issuer

By:	Name: Title:
MUFG UNION BANK, N.A., as an Increasing Lender and a Lender

By:	Name: Title:

FIFTH THIRD BANK, as a Letter of Credit Issuer and a Lender

By:	Name: Title:

MORGAN STANLEY SENIOR FUNDING, INC., as a Letter of Credit Issuer and a Lender

By:	Name: Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Letter of Credit Issuer and a Lender

By:	Name: Title:

CITIBANK, N.A., as a Letter of Credit Issuer and a Lender

By:	Name: Title:

SCHEDULE 1.1
TO INCREMENTAL AGREEMENT
Schedule 1.1
As of as of March 10, 2020:

Lenders’ Commitments

Lender	Revolving Credit Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$100,000,000.00	25.974%
Fifth Third Bank	$100,000,000.00	25.974%
Morgan Stanley Senior Funding, Inc.	$50,000,000.00	12.987%
Deutsche Bank AG New York Branch	$50,000,000.00	12.987%
Citibank, N.A.	$50,000,000.00	12.987%
MUFG Union Bank, N.A.	$35,000,000.00	9.091%
Total	$385,000,000.00	100.000%

Letter of Credit Commitments

Letter of Credit Issuer	Letter of Credit Commitments	Applicable Percentage
JPMorgan Chase Bank, N.A.	$29,000,000.00	29%
Fifth Third Bank	$29,000,000.00	29%
Morgan Stanley Senior Funding, Inc.	$14,000,000.00	14%
Deutsche Bank AG New York Branch	$14,000,000.00	14%
Citibank, N.A.	$14,000,000.00	14%
Total	$100,000,000.00	100%